UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported): April 24, 2003

                            ERIE FAMILY LIFE INSURANCE COMPANY
                  (Exact name of registrant as specified in its charter)

           PENNSYLVANIA                 2-39458                 25-1186315
  (State or other jurisdiction of     (Commission            (I.R.S. Employer
  incorporation)                       File Number)          Identification No.)


100 Erie Insurance Place, Erie, Pennsylvania                       16530
  (Address of principal executive offices)                      (Zip Code)

           Registrant's telephone number, including area code (814) 870-2000

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Item 9. Regulation FD Disclosure

On April 24, 2003, Erie Family Life Insurance Company issued a press release announcing financial results for the quarter ended March 31, 2003. A copy of this press release is attached hereto and is incorporated herein by reference as
Exhibit 99.1.

This information, furnished under "Item 12. Results of Operations and Financial Condition" of Form 8-K, is being made under Item 9 persuant to SEC interim filing guidance provided in SEC Release No. 33-8216.

Exhibit Number        Description
--------------        -----------
99.1                  Press release dated April 24, 2003

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     Erie Family Life Insurance Company
                                               (Registrant)

Date: April 24, 2003                          /s/ Philip A. Garcia
                              (Philip A. Garcia, Executive Vice President & CFO)

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EXHIBIT 99.1

                  ERIE FAMILY LIFE EARNINGS INCREASE 23 PERCENT

Erie, Pa. - April 24, 2003 - Erie Family Life Insurance Company (Bulletin Board:
ERIF), a member of the Erie Insurance Group, reported an increase in earnings of
23.3 percent for the quarter ended March 31, 2003, to $5.4 million or $0.57 per share, from $4.4 million or $0.46 per share in 2002. Increases in policy revenue and net investment income contributed to the improvement in results for the first quarter of 2003.

Net income, excluding net realized capital gains and related federal income taxes increased 31.1 percent to $4.0 million, or $0.42 per share, in the first quarter 2003 compared to $3.1 million, or $0.32 per share, for the same period in 2002.

Total policy revenue increased $0.8 million, or 6.2 percent, to $13.1 million in the first quarter of 2003 from $12.3 million during the same period in 2002. Contributing to this growth was an increase in net premiums on traditional life insurance policies of 13.3 percent to $9.4 million for the quarter ended March 31, 2003.

Net investment income increased 28.1 percent to $18.6 million during the first quarter of 2003 from $14.5 million for the same period in 2002. The Company recorded earnings in limited partnerships of $0.3 million in the first quarter of 2003 compared to earnings of $1.1 million during the same period in 2002. Net realized gains from the sale of investments also increased $0.1 million to $2.2 million in the first quarter of 2003.

Benefits to policyholders decreased $0.4 million to $5.9 million in the first quarter of 2003 from $6.3 million in the first quarter of 2002. Interest expense incurred on annuity and universal life deposits increased 3.6 percent to $11.7 million in the first quarter of 2003 from $11.3 million for the same period in 2002. Amortization of deferred policy acquisition costs increased to $3.3 million in the first quarter of 2003 from $1.6 million in the same period in 2002, due to lower than expected margins realized on term products, which requires increased amortization of deferred policy acquisition costs.

The Company's total assets continued to grow in 2003. Total assets increased to $1.5 billion at March 31, 2003, from $1.4 billion at December 31, 2002.

Erie Family Life Insurance Company is a member company of the Erie Insurance Group that includes the Erie Indemnity Company, Erie Insurance Exchange, Erie Insurance Company, Erie Insurance Company of New York, Flagship City Insurance Company and Erie Insurance Property and Casualty Company.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 17th largest automobile insurer in the United States based on direct premiums written and the 25th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has more than 3.5 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group ranks No. 454 among the FORTUNE 500.

News releases and more information about Erie Insurance Group are available at http://www.erieinsurance.com.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain forward-looking statements contained herein involve risks and uncertainties. These statements include certain discussions relating to underwriting, premium and investment income volume, business strategies, profitability and business relationships and the Company's other business activities during 2003 and beyond. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "project," "predict," "potential" and similar expressions. These forward-looking statements reflect the Company's current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict.


                            STATEMENTS OF OPERATIONS
                          AND FINANCIAL POSITION FOLLOW

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ERIE FAMILY LIFE INSURANCE COMPANY
STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)




                                               Three months ended March 31
                                                 2003               2002
                                               ---------------------------
                                                       (Unaudited)

  REVENUES:
     Total net policy revenue                  $     13,089   $     12,329
     Net investment income                           18,584         14,510
     Net realized gains on investments                2,162          2,054
     Equity in earnings of limited partnerships         280          1,069
     Other income                                       177            244
                                               ---------------------------
  Total Revenues                               $     34,292   $     30,206
                                               ---------------------------

  BENEFITS AND EXPENSES:
     Benefits to policyholders                 $      5,902   $      6,333
     Interest on deposits                            11,714         11,304
     Amortization of deferred policy
       acquisition costs                              3,315          1,612
     Commissions, general expenses,
       taxes, licenses and fees                       5,082          4,251
                                               ---------------------------
  Total Benefits and Expenses                  $     26,013   $     23,500
                                               ---------------------------

   Income before income taxes                  $      8,279   $      6,706
     Provision for federal income taxes               2,873          2,320
                                               ---------------------------
  Net Income                                   $      5,406   $      4,386
                                               ===========================
  Net Income per share                         $       0.57   $       0.46
                                               ===========================

  Dividends declared per share                 $       0.21   $       0.21
  Number of shares outstanding                        9,450          9,450




Reconciliation of Net Income to Net Income excluding Net Realized Gains and Related Taxes


The table below reconciles the Company's GAAP-basis net income to net income excluding net realized gains and related income taxes. Management believes this measure assists the financial statement reader in interpreting and evaluating the financial results of the Company by removing the effects of gains and losses from investment sales, which could significantly impact the Company's financial results from one period to another based on the timing of investment sales and resulting gains or losses, which may or may not be recurring.

                                               Three months ended March 31
(Amounts in thousands)                           2003               2002
                                               ---------------------------
                                                       (Unaudited)

Net Income                                     $      5,406   $      4,386

  Net realized gains on investments                  (2,162)        (2,054)
  Income tax expense  on realized gains                 757            719
                                               ---------------------------

      Realized gains net of income taxes       $     (1,405)  $     (1,335)
                                               ---------------------------

      Net income excluding net realized gains
         and related income taxes              $      4,001   $      3,051
                                               ===========================

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ERIE FAMILY LIFE INSURANCE COMPANY
STATEMENTS OF FINANCIAL POSITION
(Amounts in thousands, except per share data)

                                                   March 31        December 31
                                                     2003              2002
                                               --------------    --------------
                                                 (Unaudited)
ASSETS
  Invested assets:
     Fixed maturities                          $    1,136,671    $    1,039,367
     Equity securities                                 72,226            68,749
     Limited partnerships                              15,530            16,053
     Other invested assets                             17,636            17,901
                                                 -------------    --------------
Total invested assets                          $    1,242,063    $    1,142,070

     Cash and cash equivalents                        109,795            97,022
     Other assets                                     161,154           150,527
                                                 -------------    --------------
Total assets                                   $    1,513,012    $    1,389,619
                                                 =============    ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
     Annuity and universal life deposits       $    1,002,900    $      939,226
     Policy reserves and benefits                     112,124           111,565
     Other liabilities                                160,026           114,381
                                                 -------------    --------------
Total liabilities                              $    1,275,050    $    1,165,172
Total shareholders' equity                     $      237,962    $      224,447
                                                 -------------    --------------
Total liabilities and shareholders' equity     $    1,513,012    $    1,389,619
                                                 =============    ==============
Book value per share                           $        25.18    $        23.75

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